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                                                                    Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Name of Entity                                Jurisdiction of Incorporation
--------------                                -----------------------------

Applix AG                                     Switzerland

Applix Canada, Inc.                           Delaware

Applix GmbH                                   Germany

Veriteam GmbH                                 Germany

Applix (UK) Limited                           United Kingdom

Veriteam France                               France

Veriteam Limited                              United Kingdom

Applix Securities Corp.                       Massachusetts

Applix Singapore, Inc.                        Delaware

Applix Asia Pacific Pty. Ltd.                 Australia

Dynamic Decisions Pty. Ltd.                   Australia

Sinper Corporation                            Florida

Target Systems Corporation                    Massachusetts

Veriteam, Inc.                                Delaware